UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 28, 2006

GTA-IB, LLC
(Exact name of registrant as specified in its charter)

Florida	333-120538	05-0546226
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

36750 US 19N., Palm Harbor, Florida		34684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(727) 942-2000

not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As announced previously on a Form 8-K filed by GTA-IB,. LLC (the “Company”) on November 16, 2004, the Company is party to a Management Agreement (the “Management Agreement”) with Westin Hotel Management L.P., successor in interest to Westin Management Company South (the “Operator”).  The Management Agreement provides, among other things, that the Operator shall manage the resort known as “The Westin Innisbook Golf Resort” located near Tampa, Florida (the “Resort”).  By mutual agreement, on September 28, 2006, the Company, the Operator and the Company’s parent, Golf Trust of America, Inc. (“GTA”), as guarantor, entered a Termination and Release Agreement (the “Termination Agreement”), pursuant to which the Company and the Operator agreed to terminate the Management Agreement as of October 31, 2006 (the “Termination Date”).  In addition to the termination of the Management Agreement, the Termination Agreement provides that (i) on or prior to October 3, 2006, the Company will deposit $600,000 in the Resort’s operating account to be used in part to pay to the Operator certain fees and charges accrued under the Management Agreement and which are expected to approximate this amount; (ii) on or prior to the earlier of March 31, 2008, or a sale of the Resort by the Company, the Company will pay to the Operator the termination fee provided under Section 4.4.2 of the Management Agreement calculated as of the Termination Date, estimated at $5,600,000; and (iii) the Operator will permit the Company to continue to access the Operator’s “SAP” accounting system for the operation of the Resort for a period of three months after the Termination Date for a total charge of $6,000.  The Company plans to independently manage the Resort as of the Termination Date.

The foregoing summary of the material terms of the terminated Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Management Agreement, which is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on November 16, 2004, and the Termination Agreement, which is filed as Exhibit 10.13 to this Current Report on Form 8-K.

Certain matters discussed in this report and the press release contained as an exhibit hereto may constitute forward-looking statements within the meaning of the federal securities laws. In particular, when used in this report or the press release, the words or phrases “will likely result,” “are expected to,” “is anticipated,” “we believe,” “the opportunity to,” “plans” or similar expressions are intended to identify “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those presently anticipated or projected.  Such risks and uncertainties include, but are not limited to, the risk that cost savings and revenues resulting from internal management of the Resort by the Company and GTA and related legal entities may be lower than expected, industry cyclicality, fluctuations in customer demand and booking patterns, the seasonal nature of the Company’s and GTA’s business, changes in pricing and general economic conditions, the impact of recent unusual weather conditions in Florida, as well as other risks and uncertainties detailed in the Company’s other filings with the Securities and Exchange Commission.  The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

The Company does not undertake, and specifically declines any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 1.02.  Termination of a Material Definitive Agreement.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On October 3, 2006 GTA issued a press release relating to these matters which is included as Exhibit 99.1 to this filing.  The press release attached hereto as Exhibit 99.1 and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The press release shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.13	Termination and Release Agreement
99.1	Press Release of Golf Trust of America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTA-IB, LLC
(Company)

October 3, 2006	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description
10.13	Termination and Release Agreement
99.1	Press Release of Golf Trust of America, Inc.